EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business Incorporation	State (Country) of
Accurate Software Inc.	Georgia
American Payment Holdco, Inc.	Delaware
Antinori Software, Inc.	Georgia
Artius, Inc.	Ohio
Bastogne, Inc.	Nevada
BillMatrix Corporation	Delaware
CDT Realty Corp.	Connecticut
CEE Associates Limited Partnership	Connecticut
Carreker	France
Carreker Canada Inc.	Canada
Carreker Corporation	Delaware
Carreker Holdings Australia Pty. Limited	Australia
Carreker Ltd.	United Kingdom
CheckFree Corporation	Delaware
CheckFree E-Commerce Solutions Limited	United Kingdom
CheckFree i-Solutions, Inc.	Delaware
CheckFree i-Solutions Corp.	Ontario
CheckFree PhonePay Services, Inc.	New York
CheckFree Securities, LLC	Delaware
CheckFree Services Corporation	Delaware
CheckFree Software and Services UK Limited	United Kingdom
CheckFree Solutions Limited	United Kingdom
CheckFree Solutions (Australia) PTY Limited	Australia
CheckFree Solutions S.A.	Luxembourg
CheckFreePay Corporation	Connecticut
CheckFreePay Corporation of California	California
CheckFreePay Corporation of New York	Delaware
Colonial Technologies Corp.	Delaware
Corillian Corporation	Oregon
Corillian Community Banking Solutions, LLC	Oregon
Corillian International Limited	United Kingdom
Corillian South Asia Snd. Bhd.	Malaysia
Data-Link Systems, LLC	Wisconsin
District Corporation	Connecticut
EPSIIA Corporation	Texas
Fiserv Automotive Solutions, Inc.	Delaware
Fiserv (Europe) Limited	United Kingdom
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Federal Systems, Inc.	Delaware
Fiserv FSC, Inc.	California

Fiserv Fulfillment Agency, LLC	Delaware
Fiserv Fulfillment Agency of Alabama, LLC	Alabama
Fiserv Fulfillment Services, Inc.	Arizona
Fiserv Fulfillment Services, Inc.	Pennsylvania
Fiserv Fulfillment Services of Alabama, L.L.C.	Alabama
Fiserv Fulfillment Services of Maryland, Inc.	Maryland
Fiserv Fulfillment Services South, Inc.	Florida
Fiserv India Private Limited	India
Fiserv Insurance Holdings, LLC	Delaware
Fiserv Nevada, Inc.	Nevada
Fiserv PAR, Inc.	Wisconsin
Fiserv Solutions, Inc.	Wisconsin
Fiserv Solutions of Australia Pty Ltd.	Victoria
Fiserv Worldwide Solutions, LLC	Delaware
Heliograph Inc.	Delaware
Heliograph Limited	United Kingdom
ILS Services, LLC	Delaware
Information Technology, Inc.	Nebraska
Insurance Education Institute, Inc.	North Carolina
ITI of Nebraska, Inc.	Nebraska
Jerome Digital Communications, L.L.C.	Missouri
Jerome Group, L.L.C.	Missouri
Pickett Corporation	Connecticut
RemitStream Solutions, LLC	Delaware
USERS Incorporated	Maryland
XP Systems Corporation	Minnesota